Exhibit 99.1

COPsync Announces Second Quarter 2015 Financial Results

Recurring Revenues Continue to Increase; Q2 Sales Bookings Hit Highest Level Since 2013

DALLAS – August 13, 2015 (GLOBE NEWSWIRE) – COPsync, Inc. (OTCQB: COYN), which operates the nation’s largest law enforcement in-car information sharing and communication network and the COPsync911 threat alert service for schools, government buildings, hospitals and other potentially at-risk facilities, announces unaudited financial results for the three-month period ended June 30, 2015.

Q2 2015 Financial Highlights

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Software subscription revenues increased year-over-year by 16%, or $102,638, to $747,313 for the three-month period compared to $644,675 for the same period in 2014. Similarly, software subscription revenues in Q2 also sequentially increased over Q1 2015 by 12%, or $79,084.

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Hardware, installation and other revenues decreased year-over-year by $435,638 (47%), to $499,278 for the three-month period compared to $934,916 for the same period in 2014.  This decrease had the effect of causing total Q2 quarterly revenues to decrease by $333,000 (21.1%), to $1,246,591, compared to $1,579,591 for the same period in 2014. These Q2 hardware, installation and other revenues were essentially flat compared to Q1 2015, decreasing by $3,379 or 0.01%.

•	Sales order bookings for Q2 were $1,452,000, which is an increase of 222% in sales bookings over Q1, and represents the highest quarterly sales bookings number since Q2 2013.

•	Total gross profits increased year-over-year by 9.6% to $558,394, for an overall gross margin quarterly percentage of (45%), compared to $509,577 (32%), for the same period in 2014.

•	Total cost of sales decreased year-over-year by 36% to $688,197 for the three-month period compared to $1,070,014 for the same period in 2014.

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Total operating expenses, inclusive of Research and Development, increased by 40% to $1,499,583 for the period compared to $1,070,267 for the same period in 2014. Research and Development expense increased $81,880 to $459,547, Sales and Marketing expenses increased $118,778 to $450,822 and General and Administrative expense increased $228,658 to $589,214.

•	Cash consumed by operating activities was $1,315,291 for the three-month period compared to $1,499,311 for the same period in 2014.

•	The Company reported a GAAP net loss of $1,111,366 (($0.01) per share) for the three-month period compared to a net loss of $605,519 ($0.00 per share) for the same period in 2014.

“We are pleased to see continuing increases in our recurring ‘software as a service’ (SaaS) software subscription revenues,” said Ronald A. Woessner, COPsync’s Chief Executive Officer. “These recurring subscription revenues, the bedrock of the company’s business model, are expected to become a proportionately higher percentage of our total revenues over time. We expect this to mitigate the ‘lumpiness’ in our total revenues, particularly evident the last two quarters, created by the ebb and flow of hardware sales from one quarter to another, thus creating a more predictable quarter-over-quarter revenue progression.”

Mr. Woessner continued, “Also, we are very pleased by the strong sales order bookings in Q2, which is the largest order bookings quarter since mid-2013.  Looking forward, we expect consistently to see significantly higher levels of sales order bookings than historically achieved, namely because, (a) the Company has changed sales personnel and optimized its sales processes, and (b) the Company is beginning to target larger, metropolitan law enforcement agencies. The Company is continuing its focused, direct sales efforts in Texas with the goal of bringing nearly all of the Texas local law enforcement agencies and schools onto the COPsync Network and the CS911 threat alert network. Further, its indirect sales efforts outside of Texas are expanding the COPsync footprint, with customers in New Hampshire, Louisiana, Massachusetts, California, New York, and North Carolina.”

About COPsync

COPsync, Inc. (OTCQB: COYN) is a technology company that improves communication between and among law enforcement officers and agencies from differing jurisdictions to help them prevent and respond more quickly to crime. The COPsync Network connects law enforcement officers and agencies to a common communications system, which gives officers instant access to actionable, mission-critical data and enables them to share information and communicate in real-time with other officers and agencies, even those hundreds and thousands of miles away. The Network's companion COPsync911 threat alert system enables schools, courts, hospitals, government buildings, energy, telecommunications and other potentially at-risk facilities to automatically and silently send threat alerts directly to local law enforcement officers in their patrol cars in the event of crisis, thereby speeding first responder response times and saving minutes when seconds count. The COPsync Network saves officer and citizen lives, reduces unsolved crimes and assists in apprehending criminals and interdicting criminal behavior -- through such features as a nationwide officer safety alert system, GPS/auto vehicle location and distance-based alerts for crimes in progress, such as school crisis situations, child abductions, bank robberies and police pursuits. The COPsync Network also eliminates manual processes and increases officer productivity by enabling officers to electronically write tickets, accident reports, DUI forms, arrest forms and incident and offense reports. The company also sells VidTac(R), an in-vehicle, software-driven video system for law enforcement. Visit www.copsync.com and www.copsync911.com for more information.

For company logo, see: http://www.globenewswire.com/newsroom/prs/?pkgid=13013.

Safe Harbor Statement

Statements in this release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to obtain and retain customers and development, implementation and acceptance of its products and services. In particular, the statements, “These recurring subscription revenues, the bedrock of the company’s business model, are expected to become a proportionately higher percentage of our total revenues over time”; “We expect this to mitigate the ‘lumpiness’ in our total revenues, particularly evident the last two quarters, created by the ebb and flow of hardware sales from one quarter to another, thus creating a more predictable quarter-over-quarter revenue progression”; “Looking forward, we expect consistently to see significantly higher levels of sale order bookings than historically achieved, namely because, (a) the Company has changed sales personnel and optimized our sales processes, and (b) the Company is beginning to target larger, metropolitan law enforcement agencies” are highly dependent on the Company’s ability to successfully book new orders for its products and services with a favorable mix of software subscription revenues and renew its existing customers at anticipated renewal rates. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s filing on Form 10-K for 2014 and other filings the Company may make with the Securities and Exchange Commission from time-to-time.

Contact:

Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Dian Griesel Int'l.
Enrique Briz
212-825-3210
ebriz@dgicomm.com